                                                                     Exhibit 23.

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-15149, Post-effective Amendment No. 3 to No. 33-4436, No. 33-40800,
No. 33-40801, and No. 33-48169; Form S-8, No. 333-04951; Form S-8, No.
333-04913; and Form S-8, No. 333-67658) and the Registration Statement (Form S-3, No. 33-48168) of Questar Corporation and in the related Prospectus of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Questar Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                             /s/ Ernst & Young, LLP
                                             -----------------------------------
                                                 Ernst & Young, LLP

Salt Lake City, Utah
March 25, 2002